                                                                    EXHIBIT 23.3

                [MCGRIFF, DOWDY & ASSOCIATES, P.C. LETTERHEAD]



                 CONSENT OF MCGRIFF, DOWDY & ASSOCIATES, P.C.


We consent to the use in this registration statement on Form S-4 of our report dated November 14, 1997, on our audit of the financial statements of ASB Bancshares, Inc. and Subsidiary as of and for the periods ended September 30, 1997 and 1996 and to the reference to our firm under the headings "Experts".



/s/ McGriff, Dowdy & Associates, P.C
------------------------------------
McGriff, Dowdy & Associates
Albertville, Alabama
December 16, 1997